Prospect Capital Announces Financial Results for First Fiscal Quarter Ended September 30, 2007

NEW YORK, NY -- 11/12/2007 -- Prospect Capital Corporation (NASDAQ: PSEC) today announced financial results for its first fiscal quarter ended September 30, 2007.

Our net investment income, excluding non-recurring items (see Supplemental Financial Information below), was $8.7 million, or 44 cents per weighted average shares for the quarter, up approximately 153% and 26% from the prior year-over-year quarter on a dollars and per share basis, respectively. At September 30, 2007, our net asset value per share was $15.08, up $0.04 from the prior quarter.

We estimate that our net investment income for the current second fiscal quarter ended December 31, 2007, will be $0.43 to $0.49 per share. We expect to announce our second fiscal quarter dividend in December.

OPERATING RESULTS

HIGHLIGHTS

Equity Values:
  Stockholders' equity as of September 30, 2007: $302.01 million
  Net asset value per share as of September 30, 2007: $15.08

First Fiscal Quarter Portfolio Activity:
  Number of new portfolio companies invested: 3
  Number of portfolio companies at end of period: 27

First Fiscal Quarter Operating Results:
  Net investment income excluding non-recurring items*: $8.75 million
  Net investment income per share excluding non-recurring items*: $0.44
  Net investment income: $7.86 million
  Net realized and unrealized appreciation: $0.69 million
  Net increase in net assets resulting from operations: $8.55 million
  Dividends to shareholders per share: $0.3925

* See Supplemental Financial Information below

PORTFOLIO AND INVESTMENT ACTIVITY

At September 30, 2007, the fair value of our portfolio of 27 long-term investments was approximately $352.3 million as compared to a fair value of $328.2 million at June 30, 2007.

As of September 30, 2007, our portfolio generated a current yield of approximately 15.9% across all our long-term debt and equity investments. This current yield includes interest from all our long-term investments as well as dividends and net profits interest and royalties from certain portfolio companies.

During the quarter ended September 30, 2007, we completed three new investments and follow on investments in existing portfolio companies, totaling approximately $40.4 million. The new investments included the following:

--  On July 31, 2007, we invested $15.0 million in senior secured financing in Wind River Resources Corp. and Wind River II Corp., an oil and
    gas production business based in Salt Lake City, Utah, and received a net profits interest in conjunction with our investment.

--  On August 8, 2007, we invested $6.0 million in senior secured financing in Deep Down, Inc., a deepwater drilling services and manufacturing provider based in Houston, Texas, and received warrants in conjunction with our investment.

--  On August 28, 2007, we invested $9.2 million in senior secured financing in Diamondback Operating, LP, an oil and gas production company based in Tulsa, Oklahoma, and received a net profits interest in conjunction with our investment.

Additionally, on August 16, 2007, Arctic Acquisition Corp. completely repaid its loan with an additional prepayment premium of $461,000 for the loan. Including the prepayment premium but excluding warrants that we continue to hold, we have realized a 20% cash internal rate of return on this investment, representing a 1.25 times cash on cash return.

Since the end of the first quarter of our fiscal year ending June 2008, we have made investments in five new portfolio companies, and the follow-on investment described below, aggregating approximately $62 million.

--  On October 9, 2007, we invested approximately $10 million in second lien secured financing for Resco Products, Inc., a leading refractory materials manufacturer and supplier based in Pittsburgh, Pennsylvania, with
    Hancock Park Associates acting as the private equity financial sponsor.

--  On October 17, 2007, we made a $3 million follow-on secured debt investment in NRG Manufacturing, Inc. ("NRG") in support of NRG's acquisition of Dynafab Corporation ("Dynafab"). Dynafab is a manufacturer of a range of metal structures and vessels for use in the oil and gas and transportation industries, including fuel tanks for on-road and off-road vehicles as well as various drilling rig components.

--  On October 19, 2007, we provided approximately $5 million of second lien secured debt financing to an outsourced technical services provider based in Pennsylvania, with an affiliate of HM Capital Partners, L.P., whose principals were formerly affiliated with Hicks, Muse, Tate & Furst,
    Inc., acting as the private equity financial sponsor.

--  On November 1, 2007, we invested approximately $14 million consisting of a second lien secured financing and a small equity co-investment in
    Maverick Healthcare, Inc. (d/b/a Preferred Homecare), a home healthcare services provider based in Mesa, Arizona, with Beecken Petty O'Keefe &
    Company acting as the private equity financial sponsor.

--  On November 5, 2007, we invested approximately $18 million in second lien secured financing in Shearer's Foods, Inc., a snack food manufacturer based in Brewster, Ohio, with Winston Partners as the private equity financial sponsor.

--  On November 9, 2007, we made a second lien debt investment of $12 million in Qualitest Pharmaceuticals, Inc., and affiliates, a leading manufacturer and distributor of generic pharmaceuticals based in
    Huntsville, Alabama, with Apax Partners as the private equity financial sponsor.

As of today, we now have 32 portfolio companies aggregating approximately $410 million of assets, calculated as our September 30 investment portfolio plus additional investments net of repayments.

LIQUIDITY AND FINANCIAL RESULTS

At September 30, 2007, borrowings under our credit facility stood at approximately $60 million. On October 11, 2007, we priced a public offering of 3.5 million shares of common stock at $16.34 per share, raising $57.2 million in gross proceeds. Our borrowings now aggregate approximately $88 million under our credit facility. We are currently in discussions to increase the size of our $200 million facility.

Our net investment income for the quarter ended September 30, 2007, was approximately $7.9 million, or approximately $8.7 million of adjusted net investment income before nonrecurring items. We have shown adjusted net investment income herein below by adding back approximately $1.1 million of non-recurring legal expenses, less any associated incentive fees, incurred in connection with an arbitration (the majority of these legal expenses we believe are now in the past).

CONFERENCE CALL

We will host a conference call Monday, November 12, 2007, at 11:00 am Eastern Time. The conference call dial-in number is (877) 407-0782. A recording of the conference call will be available for approximately 30 days. To hear a replay, call (877) 660-6853 and use Playback Access Account code 286 and Playback Conference ID code 261411.

 CONSOLIDATED STATEMENTS OF NET ASSETS             As of          As of
        (in thousands)                          September 30,    June 30,
                                                    2007           2007
                                                (unaudited)     (audited)

Assets
Cash and cash equivalents                      $     11,348   $     41,760
Investments in controlled entities at fair
 value (cost - $129,222 and $124,664,
 respectively)                                      145,645        139,292
Investments in affiliated entities at fair
 value (cost - $14,852 and $14,821,
 respectively)                                       14,631         14,625
Investments in non-controlled and
 non-affiliated entities, at fair value (cost
 - $205,462 and $186,712, respectively)             191,981        174,305
Interest receivable                                   3,073          2,139
Dividends receivable                                     64            263
Loan principal receivable                               125              -
Structuring fees receivable                               -          1,625
Other receivables                                       258            271
Prepaid expenses                                        651            471
Deferred financing fees                               1,965          1,751
Total assets                                        369,741        376,502

Liabilities

Credit facility payable                              59,962              -
Payable for securities purchased                          -         70,000
Accrued expenses                                      2,233          1,312
Due to Prospect Administration, LLC                     418            330
Due to Prospect Capital Management, LLC               4,310          4,508
Other current liabilities                               807            304
Total liabilities                                    67,730         76,454

Net Assets                                     $    302,011   $    300,048

Components of Net Assets

Common stock, par value $.001 per share,
 (100,000,000 and 100,000,000 common shares
 authorized, respectively; 20,021,138 and
 19,949,065 issued and outstanding,
 respectively)                                 $         20   $         20
Paid-in capital in excess of par                    301,088        299,845
Undistributed (distributions in excess of) net
 investment income                                   (4,057)        (4,092)
Realized gain                                         2,239          2,250
Net unrealized appreciation                           2,721          2,025

Net Assets                                     $    302,011   $    300,048
Net Asset Value Per Share                      $      15.08   $      15.04

CONSOLIDATED STATEMENTS OF OPERATIONS           Three Months   Three Months
(in thousands)                                     Ended          Ended
                                               September 30,  September 30,
                                                    2007           2006
Investment Income
Interest income, controlled entities (net of
 foreign tax withholding of $89 and $-,
 respectively)                                 $      4,848   $      2,246
Interest income, affiliated entities (net of
 foreign tax withholding of $35 and $110,
 respectively)                                          667            981
Interest income, non controlled and
 non-affiliated entities                              7,317          2,079
   Total interest income                             12,832          5,306
Dividend income, controlled entities                  1,450            850
Dividend income, money market funds                     168            276
   Total dividend income                              1,618          1,126
Other income, affiliate investments                      10              -
Other income,  non-controlled and
 non-affiliated entities                                931              -
   Total other income                                   941              -
Total investment income                              15,391          6,432

Operating Expenses
Investment advisory fees
  Base management fee                                 1,866            616
  Income incentive fee                                1,966            818
  Total investment advisory fees                      3,832          1,434

Interest expense and credit facility costs            1,238            662
Chief Compliance Officer and
 Sub-administration fees                                186            119
Legal fees                                            1,206            280
Valuation services                                      113             93
Audit and tax related fees                              250            292
Sarbanes-Oxley compliance expenses                       10             45
Insurance expense                                        64             75
Directors fees                                           55             63
Other general and administrative expenses               572             95
Total operating expenses                              7,526          3,158

Net investment income                                 7,865          3,274

Net realized gain (loss) on investments                 (11)         1,951
Net unrealized (depreciation) appreciation              696         (1,261)

Net increase in net assets resulting from
 Operations                                    $      8,550   $      3,964

Net increase in net assets per weighted
 average shares of common stock resulting
 from operations                               $       0.43   $       0.40

PER SHARE DATA                                  Three Months   Three Months
                                                   Ended          Ended
                                               September 30,  September 30,
                                                    2007           2006

Net asset value, beginning of period           $      15.04   $      15.31
Costs related to the secondary public offering            -          (0.47)
Net investment income                                  0.39           0.33
Realized gain                                             -           0.20
Net unrealized appreciation (depreciation)             0.04          (0.13)
Dividend declared and paid                            (0.39)         (0.38)

Net asset value at end of period               $      15.08   $      14.86

SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED) (IN THOUSANDS)

Please note that the following supplemental financial information represents a reconciliation of a GAAP measure (Net investment income) to a non-GAAP measure (Adjusted net investment income).

                                               Three months   Three months
                                                   ended          ended
                                               September 30,  September 30,
                                                   2007           2006
                                               -------------  -------------
Total investment income                        $      15,391  $       6,432

Total operating expenses                               7,526          3,158

Net investment income                                  7,865          3,274

Add back non-recurring items                             883            182

Adjusted net investment income                 $       8,748  $       3,456

Net investment income per weighted average
 common share                                  $        0.39  $        0.33

Adjusted net investment income per weighted
 average common share                          $        0.44  $        0.35

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a closed-end investment company that lends to and invests in private and microcap public businesses. Prospect Capital's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect Capital has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect Capital could have an adverse effect on Prospect Capital and its shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Please send investment proposals to:

Grier Eliasek
President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702